UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Parkway North, Suite 400
Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2011, the board of directors (the “Board”) of CF Industries Holdings, Inc. (the “Company”) elected Robert G. Kuhbach to the Board, effective immediately, to serve as a Class III director.  It is expected that Mr. Kuhbach will stand for re-election by stockholders at the Company’s 2011 annual meeting of stockholders.  In connection with his election, Mr. Kuhbach has been appointed to serve as a member of the Company’s audit committee and corporate governance and nominating committee.  With Mr. Kuhbach’s election, the Board now has ten directors, seven of whom are independent.

Mr. Kuhbach will receive a cash retainer of $55,000 and a restricted stock grant with a fair market value of $100,000 in connection with his election as a director.

On February 1, 2011, the Company issued a press release regarding Mr. Kuhbach’s election.  A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release Issued by CF Industries Holdings, Inc. on February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release Issued by CF Industries Holdings, Inc. on February 1, 2011